Exhibit 1.1

UNDERWRITING AGREEMENT

[●], 2025

Kingswood Capital Partners, LLC

7280 W. Palmetto Park Road, Suite

Boca Raton, FL 33433

Ladies and Gentlemen:

QDM International Inc., a Florida corporation (the “Company”), agrees, subject to the terms and conditions in this agreement (this “Agreement”), to issue and sell to Kingswood Capital Partners, LLC (“Kingswood”), as representative (the “Representative”) of the underwriters set forth on Schedule 4.1.2 (collectively, the “Underwriters”) an aggregate of [●] of the Company’s shares of Common Stock, $0.0001 par value per share (“Common Stock”; such [●] offered shares of Common Stock the “Closing Shares”). At the option of the Underwriters, the Company agrees, subject to the terms and conditions herein, to issue and sell up to an aggregate of [●] additional shares of Common Stock representing fifteen percent (15.0%) of the Closing Shares sold in the offering (the “Option Shares”). The Closing Shares and the Option Shares are herein referred to collectively as the “Shares”. The number of Shares to be purchased by the Underwriters is set forth opposite their respective name in Schedule 4.1.2 hereto. In addition, the Company agrees, subject to the terms and conditions in this Agreement, to issue to the Underwriters warrants to purchase [●] shares of Common Stock (the “Warrants”, and the underlying shares issuable upon exercise of the Warrants, the “Warrant Shares”), equal to five percent (5.0%) of the aggregate number of shares of Common Stock sold in the offering.

1.	Definitions.

1.1. “Affiliate” has the meaning set forth in Rule 405 under the Securities Act.

1.2. “Applicable Time” means 5:00 PM Eastern Time on the date hereof.

1.3. “Bona Fide Electronic Road Show” means a “bona fide electronic road show” (as defined in Rule 433(h)(5) under the Securities Act) that the Company has made available without restriction by “graphic means” (as defined in Rule 405 under the Securities Act) to any person.

1.4. “Business Day” means a Calendar Day other than a Saturday, Sunday or any other Calendar Day which is a federal legal holiday in the United States or any Calendar Day on which the commercial banks in the City of New York are required by law or other governmental action to close, provided that the commercial banks in the City of New York shall not be deemed to be required to be closed due to a “stay at home,” “shelter in place,” “non-essential employee” or similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York generally are open for use by customers on such Calendar Day.

1.5. “Calendar Day” means each and every day of the week (Sunday, Monday, Tuesday, Wednesday, Thursday, Friday and Saturday).

1.6. “Commission” means the United States Securities and Exchange Commission.

1.7. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.8. “Exempt Issuance” means securities (i) issued under the Company’s current or future equity incentive plans or issued to employees, directors or officers as compensation or consideration in the ordinary course of business, including any issuance of options (and the underlying shares of Common Stock) in exchange for options issued under the Company’s equity incentive plans, (ii) issued pursuant to agreements, options, restricted share units or convertible securities existing as of the date hereof provided the terms are not modified, (iii) issued pursuant to acquisitions or strategic transactions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise) approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

1.9. “Final Prospectus” means the prospectus in the form first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act.

1.10. “Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act.

1.11. “Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 in aggregate (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 in aggregate due under leases required to be capitalized in accordance with GAAP.

1.12. “Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

1.13. “Issuer Free Writing Prospectus” means an “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Securities Act).

1.14. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

1.15. “Preliminary Prospectus” means any preliminary prospectus included in the Registration Statement prior to the time at which the Commission declared the Registration Statement effective.

1.16. “Pricing Disclosure Package” means the Preliminary Prospectus collectively with this Agreement (including documents attached hereto or incorporated by reference herein) and the documents and pricing information set forth in Schedule 1.16 hereto.

1.17. “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriters or dealers.

1.18. “Registration Statement” means (a) the registration statement on Form S-1 (File No. 333-283175), including a prospectus, registering the offer and sale of the Shares and Warrant Shares under the Securities Act as amended at the time the Commission declared it effective, including each of the exhibits, financial statements and schedules thereto, (b) any Rule 430A Information, and (c) any Rule 462(b) Registration Statement, including in each case any documents incorporated by reference therein.

1.19. “Rule 430A Information” means the information deemed, pursuant to Rule 430A under the Securities Act, to be part of the Registration Statement at the time the Commission declared the Registration Statement effective.

1.20. “Rule 462(b) Registration Statement” means an abbreviated registration statement to register the offer and sale of additional Shares pursuant to Rule 462(b) under the Securities Act.

1.21. “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

1.22. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.23. “Standstill Period” has the meaning set forth in Section 5.9.1 hereof.

1.24. “Testing-the-Waters Communication” means any oral or Written Communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act and Rule 163B thereunder.

1.25. “U.S. Company Counsel” means Ellenoff Grossman & Schole LLP, with office at 1345 Avenue of the Americas New York, 11th Floor, New York 10105.

1.26. “Written Communication” has the meaning set forth in Rule 405 under the Securities Act.

1.27. “Written Testing-the-Waters Communications” means any Testing-the-Waters Communication that is a Written Communication.

2.	Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, the Underwriters that the following matters are true and accurate and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.

2.1. Registration Statement. The Company has prepared and filed the Registration Statement with the Commission under the Securities Act. The Commission has declared the Registration Statement effective under the Securities Act and the Company has not, as of the date of this Agreement, filed a post-effective amendment to the Registration Statement. The Commission has not issued any order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Registration Statement, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been initiated, are pending before or, to the Company’s knowledge, threatened by the Commission.

2.1.1. The Registration Statement, at the time it became effective, did not contain, and any post-effective amendment thereto, as of the effective date of such amendment, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriters and/or the offering furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement (including any post-effective amendment thereto), the Pricing Disclosure Package, the Final Prospectus (including any amendments or supplements thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described in Section 9 hereof (collectively, the “Underwriter Information”).

2.1.2. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act.

2.2. Pricing Disclosure Package. The Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date (as defined below) and as of any Additional Closing Date (as defined below), as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

2.3. Final Prospectus.

2.3.1. Each of the Final Prospectus and any amendments or supplements thereto, as of its date, as of the time it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Closing Date and as of any Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

2.3.2. Each of the Final Prospectus and any amendments or supplements thereto, at the time it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Closing Date and as of any Additional Closing Date, as the case may be, will comply in all material respects with the Securities Act.

2.4. Preliminary Prospectuses.

2.4.1. Each Preliminary Prospectus, as of the time it was filed with the Commission pursuant to Rule 424(a) under the Securities Act, if any, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

2.4.2. Each Preliminary Prospectus, at the time it was filed with the Commission pursuant to Rule 424(a) under the Securities Act, if any, complied in all material respects with the Securities Act.

2.5. Issuer Free Writing Prospectuses.

2.5.1. Each Issuer Free Writing Prospectus, when considered together with the Preliminary Prospectus accompanying, or delivered prior to the delivery of, such Issuer Free Writing Prospectus, did not, as of the date of such Issuer Free Writing Prospectus, and will not, as of the Closing Date and as of any Additional Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

2.5.2. Each Issuer Free Writing Prospectus, at the time of filing with the Commission, complied or will comply in all material respects with the Securities Act.

2.5.3. The Company has filed, or will file, with the Commission, within the time period specified in Rule 433(d) under the Securities Act, any Free Writing Prospectus it is required to file pursuant to Rule 433(d) under the Securities Act. The Company has made available any Bona Fide Electronic Road Show used by it in compliance with Rule 433(d)(8)(ii) under the Securities Act such that no filing of any “road show” (as defined in Rule 433(h) under the Securities Act) (“Road Show”) is required in connection with the offering of the Shares.

2.5.4. Except for the Issuer Free Writing Prospectuses, if any, set forth in Schedule 2.5.4 hereto and Bona Fide Electronic Road Shows, if any, each furnished to the Underwriters before first use, the Company has not used, authorized the use of, referred to or participated in the planning for use of, and will not, without the prior consent of the Underwriters, use, authorize the use of, refer to or participate in the planning for use of, any Free Writing Prospectus.

2.6. Testing-the-Waters Communications. The Company has not (x) alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act, and (y) authorized anyone other than the Underwriters, to engage in Testing-the-Waters Communications.

2.7. No Other Disclosure Materials. Other than the Registration Statement, the Pricing Disclosure Package, the Final Prospectus and the Road Show, the Company (including its agents and representatives, as to which no representation or warranty is given) has not, directly or indirectly, distributed, prepared, used, authorized, approved or referred to, and will not distribute, prepare, use, authorize, approve or refer to, any offering material in connection with the offering and sale of the Shares.

2.8. Ineligible Issuer. At the time of filing of the Registration Statement registering the offer and sale of the Shares and the Warrant Shares submitted to the Commission on November 12, 2024 and any amendment thereto and at the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

2.9. Smaller Reporting Company. From the time of the filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act.

2.10. Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the warrants issued to the Underwriters (the “Underwriters’ Warrants”) and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

2.11. Underwriting Agreement. Each of this Agreement and the Underwriters’ Warrants has been duly authorized, executed and delivered by the Company and each, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) rights to indemnification and contribution hereunder may be limited by applicable law and public policy considerations.

2.12. No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (in each case exclusive of any amendment or supplement thereto), since the date of the most recent financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus: (i) there has been no material adverse change, or any development that could result in a material adverse change, in or affecting the condition (financial or otherwise), earnings, business, properties, management, financial position, shareholders’ equity, or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as a whole; (ii) there has been no change in the share capital (other than (A) the issuance of Shares upon the exercise or settlement (including any “net” or “cashless” exercises or settlements) of stock options, restricted stock units or warrants described as outstanding, (B) the grant of options and awards under existing equity incentive plans, or (C) the repurchase of shares of Common Stock by the Company, which were issued pursuant to the early exercise of stock options by option holders and are subject to repurchase by the Company, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus), or material change in the short-term debt or long-term debt of the Company or any of its subsidiaries, considered as a whole; and (iii) the Company and its subsidiaries, considered as a whole, have not incurred any material liability or obligation, indirect, direct or contingent (whether or not in the ordinary course of business); nor entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, considered as a whole; and (iv) there has been no dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries of the Company, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

2.13. Organization and Good Standing of the Company and its Subsidiaries. The Company and each of its subsidiaries have been duly incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority (corporate and other) necessary to own, lease or hold their respective properties and to conduct the businesses in which they are engaged as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except where the failure to be in good standing, to be so qualified or to have such power or authority could not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, properties, management, financial position, shareholders’ equity, or results of operations of the Company and its subsidiaries, considered as a whole, or adversely affect the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

2.14. Capitalization. The capitalization of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the headings “Description of Securities” and “Capitalization”. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable. The Shares and the Warrant Shares have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares and the Warrant Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Shares and the Warrant Shares has been duly and validly taken. When paid for and issued in accordance with the Underwriters’ Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Warrant Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Underwriters’ Warrants has been duly and validly taken. None of the outstanding shares of Common Stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to acquire, or instruments convertible into or exchangeable or exercisable for, any shares of, or other equity interest in, the Company or any of its subsidiaries. All of the outstanding shares of, or other equity interest in, each of the Company’s subsidiaries (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable (or, in the case of equity interest in the PRC subsidiaries, are duly paid in accordance with applicable PRC laws and their respective articles of association) and (iii) are owned by the Company, directly or through the Company’s subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, charge, claim or restriction on voting or transfer (collectively, “Liens”).

2.15. Common Stock Incentive Plans. With respect to the Common Stock options (the “Stock Options”) granted pursuant to the Common Stock-based compensation plans of the Company and its subsidiaries (the “Company Common Stock Incentive Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholders’ approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any), to the Company’s knowledge, was duly executed and delivered by each party thereto, (iii) each such grant was made in all material respects in accordance with the terms of the Company Common Stock Incentive Plans, and (iv) each such grant was properly accounted for in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) in the financial statements (including the related notes) of the Company. As of the date hereof, the Company does not have any equity incentive plan contemplated under Section 2.15.

2.16. No Violation or Default. Neither the Company nor any of its subsidiaries is: (i) in violation of its articles of incorporation, as amended, by-laws, as amended, or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, contract, undertaking or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties or assets, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

2.17. No Conflicts. None of (i) the execution, delivery and performance of this Agreement by the Company, (ii) the issuance, sale and delivery of the Shares, (iii) the application of the proceeds of the offering as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (iv) the consummation of the transactions contemplated herein will: (x) result in any violation of the terms or provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries; (y) conflict with, result in a breach or violation of, or require the approval of shareholders, members or partners or any approval or consent of any persons under, any of the terms or provisions of, constitute a default under, result in the termination, modification, or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, note agreement, contract, undertaking or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (z) result in the violation of any law, statute, judgment, order, rule, decree or regulation applicable to the Company or any of its subsidiaries of any court, arbitrator, governmental or regulatory authority, agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except in the cases of clauses (y) and (z) above, for any such breach, conflict, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

2.18. No Consents Required. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no consent, approval, authorization, order, filing, registration, license or qualification of or with any court, arbitrator, or governmental or regulatory authority, agency, or body is required for (i) the execution, delivery and performance by the Company of this Agreement; (ii) the issuance, sale and delivery of the Shares; or (iii) the consummation of the transactions contemplated herein, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as (x) have already been obtained or made and are still in full force and effect, (y) may be required by FINRA and the Nasdaq Capital Market, and (z) may be required under applicable state securities laws in connection with the purchase, distribution and resale of the Shares and Warrant Shares by the Underwriters.

2.19. Independent Accountants. ZH CPA, LLC, 999 18th Street, Suite 3000 Denver, CO, 80202, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and applicable supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the rules and regulations of the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

2.20. Financial Statements and Other Financial Data. The financial statements (including the related notes thereto), together with the applicable supporting schedules, included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material aspects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements, notes and schedules have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the notes thereto and except, in the case of unaudited interim financial statements, subject to normal year end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission. The financial data set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the captions “Capitalization” present fairly in all material aspects the information set forth therein on a basis consistent with that of the audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

2.21. Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be accurate and reliable in all material respects.

2.22. Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.23. Legal Proceedings. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (i) there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could have a Material Adverse Effect; and (ii) to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or by others, that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could have a Material Adverse Effect.

2.24. Labor Disputes. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or contemplated that could, individually or in the aggregate, have a Material Adverse Effect.

2.25. Intellectual Property Rights. (i) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, and other source indicators and registrations and applications for registration thereof, domain name registrations, copyrights and registrations and applications for registration thereof, technology and know-how, trade secrets, and all other intellectual property and related proprietary rights (collectively, “Intellectual Property Rights”) necessary to conduct their respective businesses; (ii) other than as disclosed in the Final Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or other conflict with (and neither the Company nor any of its subsidiaries is otherwise aware of any infringement, misappropriation or other conflict with) the Intellectual Property Rights of any other person, except for such infringement, misappropriation or other conflict as could not have a Material Adverse Effect; and (iii) to the knowledge of the Company, the Intellectual Property Rights of the Company and its subsidiaries are not being infringed, misappropriated or otherwise violated by any person.

2.26. Licenses and Permits. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (i) the Company and its subsidiaries possess such valid and current certificates, authorizations, approvals, licenses and permits (collectively, “Authorizations”) issued by, and have made all declarations, amendments, supplements and filings with, the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate their respective properties and to conduct their respective businesses as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; (ii) all such Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance with the terms and conditions of all such Authorizations; and (iii) neither the Company nor any of its subsidiaries has received notice of any revocation, termination or modification of, or non-compliance with, any such Authorization or has any reason to believe that any such Authorization will not be renewed in the ordinary course, except where, in the case of clauses (i), (ii) and (iii), the failure to possess, make or obtain such Authorizations (by possession, declaration or filing) could not, individually or in the aggregate, have a Material Adverse Effect.

2.27. Title to Property. The Company and its subsidiaries have good and marketable title to, or have valid and enforceable rights to lease or otherwise use, all items of real property and personal property (other than with respect to Intellectual Property Rights, which is addressed exclusively in Section 2.25) that are material to the respective businesses of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances, claims, defects and imperfections of title, except such liens, encumbrances, claims, defects and imperfections as (i) are disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (ii) do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. All items of real and personal property held under lease by the Company and its subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

2.28. Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof or have timely requested extensions thereof and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company). The charges, accruals and reserves in respect of any income and other tax liability in the financial statements of the Company referred to in Section 2.20 are adequate, in accordance with GAAP principles, to meet any assessments for any taxes of the Company accruing through the end of the last period specified in such financial statements.

2.29. Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year after the Closing Date. The Registration Statement sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

2.30. Investment Company Act. Neither the Company nor any of its subsidiaries is or, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, will be required to register as an “investment company” (as defined in the Investment Company Act).

2.31. Insurance. The Company and its subsidiaries are insured by recognized, financially sound institutions in such amounts, with such amounts, with such deductibles and covering such losses and risks as required by the applicable laws, which is to be adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses in similar industries in Hong Kong, the special administrative region of China. All insurance policies and fidelity or surety bonds insuring the Company and its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required to be made in order to continue such insurance; and neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for. There are no claims by the Company or any of its subsidiaries under any such policy as to which any insurer is denying liability or defending under a reservation of rights clause; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not have a Material Adverse Effect.

2.32. No Stabilization or Manipulation. None of the Company, nor its Affiliates, or, to the knowledge of the Company, any person acting on its or any of their behalf (other than the Underwriter, as to which no representation or warranty is given) has taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Common Stock on the Nasdaq Capital Market (the “Exchange”) in accordance with Regulation M under the Exchange Act (“Regulation M”).

2.33. Compliance with the Sarbanes-Oxley Act. The Company and, to the knowledge of the Company, its officers and directors, in their capacities as such, are and have been in compliance with all applicable provisions of the Sarbanes-Oxley Act in all material aspects.

2.34. Accounting Controls. To the extent required, the Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. To the extent required, the Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Other than as disclosed in the Registration Statement, the Company maintains a system of internal control over financial reporting and the Company is not aware of any other material weaknesses in its internal control over financial reporting (whether or not remediated). Other than as disclosed in the Registration Statement, since the date of the most recent balance sheet included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (x) the Company’s auditors and the board of directors of the Company have not been advised of (A) any new significant deficiencies or material weaknesses in the design or operation of the internal control over financial reporting of the Company and its subsidiaries which could adversely affect the Company’s ability to record, process, summarize, and report financial data; or (B) any fraud, whether or not material, that involves management or other employees who have a role in the internal control over financial reporting of the Company or its subsidiaries; and (y) there have been no significant changes in the internal control over financial reporting of the Company or its subsidiaries or in other factors that could significantly affect, such internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

2.35. Disclosure Controls and Procedures. To the extent required, the Company and its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Such disclosure controls and procedures were not effective as of December 31, 2024, and as disclosed in the Company’s public filings, the Company is taking actions set forth in the Registration Statement to remediate the deficiencies in its disclosure controls and procedures.

2.36. Compliance with Environmental Laws. The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all Environmental Laws (as defined below) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses; and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and, except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws, other than such proceedings regarding which would not, individually or in the aggregate, have a Material Adverse Effect; (y) to the knowledge of the Company, none of the Company or any of its subsidiaries is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries; and (z) none of the Company or any of its subsidiaries anticipates material capital expenditures relating to Environmental Laws. As used herein, the term “Environmental Laws” means any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including, without limitation, any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.

2.37. ERISA. Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) complies in form with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, and has been maintained and administered in substantial compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA or Section 302 of ERISA or Section 412 and 430 of the Code (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Section 412 and 430 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions to which a statutory or administrative prohibited transaction exemption applies. Notwithstanding the foregoing, the Company hereby represents that it does not have any plan contemplated under the Section 3(3) of the Employee Retirement Security Act of 1974, as amended, as of the date hereof.

2.38. Related Party Transactions. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, other Affiliates, of the Company or any of its subsidiaries, on the other hand, that would be required by the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

2.39. No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government or regulatory official or employee; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of (y) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or (z) any non-U.S. anti-bribery or anti-corruption statute or regulation. The Company and its subsidiaries have instituted and maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws known to the Company, including but not limited to, the FCPA, in all material aspects.

2.40. Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.41. Compliance with OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is an individual or entity (an “OFAC Person”), or is owned or controlled by an OFAC Person, that is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other OFAC Person (i) to fund or facilitate any activities of or business with any OFAC Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any OFAC Person (including any OFAC Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since the Company’s inception, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any OFAC Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

2.42. No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries, on the one hand, and any person, on the other hand, granting such person any rights to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in any securities to be registered pursuant to any registration statement to be filed by the Company or any of its subsidiaries under the Securities Act.

2.43. Subsidiaries. The subsidiaries of the Company shall be referred to hereinafter each as a “Subsidiary” and collectively as “Subsidiaries.” The description of the corporate structure of the Company and each of the agreements among the Subsidiaries as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the caption “Corporate History and Structure” and as filed as Exhibit 21.1 to the Registration Statement is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. The Subsidiaries of the Company listed in Schedule 2.43 hereto are the only “significant subsidiaries” (as defined under Rule 1.02(w) of Regulation S-X under the Securities Act) of the Company (the “Significant Subsidiaries”).

2.44. No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s share capital or similar ownership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

2.45. Exchange Listing. Subject to notice of issuance, the shares of Common Stock have been approved for listing on the Exchange.

2.46. Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) under the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

2.47. Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

2.48. Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Underwriter and the Company fulfilling their obligations or exercising their rights hereunder (including documents incorporated herein by reference or attached hereto).

2.49. D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors, officers and beneficial holders of 5% or more of the Company’s Common Stock immediately prior to the offering as supplemented by all information concerning the Company’s directors, officers and principal shareholders as described in the Registration Statement, the Disclosure Package and the Prospectus, provided to the Underwriters is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become inaccurate and incorrect in any material respect.

2.50. No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any trading market on which any of the securities of the Company are listed or quoted.

2.51. Litigation; Governmental Proceedings. There is no material action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company, any of its Subsidiaries or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Disclosure Package and the Prospectus which is required to be disclosed.

2.52. FINRA Matters.

2.52.1. No Broker’s Fees. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

2.52.2. Payments Within Six (6) Months. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the six (6) months prior to the initial filing of the Registration Statement, other than the payment to the Underwriters as provided hereunder in connection with the offering.

2.52.3. Use of Proceeds. None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.52.4. FINRA Affiliation. There is no (i) officer or director of the Company, (ii) to the Company’s knowledge, any beneficial owner of 10% or more of any class of the Company’s securities or (iii) to the Company’s knowledge, any beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-Calendar Day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the offering (as determined in accordance with the rules and regulations of FINRA).

2.52.5. Information. All information provided by the Company in its FINRA questionnaire to Representative Counsel specifically for use by Representative Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

3.	Representations and Warranties of the Underwriter. The Underwriters represent and warrant to, and agree with, the Company:

3.1. No Testing-the-Waters Communications. The Underwriters have not (i) alone engaged in any Testing-the-Waters Communication and (ii) authorized anyone to engage in Testing-the-Waters Communications. The Underwriters have not distributed, or authorized anyone else to distribute, any Written Testing-the-Waters Communications.

4.	Purchase and Resale.

4.1. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants herein and subject to the conditions herein and any adjustments made in accordance with Section 4.4 and 14 hereof,

4.1.1. The Company agrees to issue and sell the Closing Shares to the Underwriters; and

4.1.2. The Underwriters agree to purchase from the Company the number of Closing Shares set forth opposite the Underwriters’ name in Schedule 4.1.2 hereto, subject to such adjustments as the Underwriters in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

4.1.3. The Closing Shares are to be offered initially to the public at the offering price set forth on the cover page of the Final Prospectus (the “Public Offering Price”). The purchase price per Closing Share to be paid by the Underwriters to the Company shall be $[●] per Share (the “Purchase Price”), which represents the Public Offering Price less an underwriting discount of 7.0%, and a non-accountable expense allowance of 1.0%.

4.1.4. Payment for the Closing Shares (the “Closing Shares Payment”) shall be made by wire transfer in immediately available funds to the accounts specified by the Company to the Underwriters at the offices of ArentFox Schiff LLP at 10:00 a.m., ET, on [●], 2025 or at such other place on the same or such other date and time, not later than the fifth (5th) Business Day thereafter, as the Underwriters and the Company may agree upon in writing (the “Closing Date”). The Closing Shares Payment shall be made against delivery of the Closing Shares to be purchased on the Closing Date to the Underwriters with any transfer taxes, stamp duties and other similar taxes payable in connection with the sale of the Closing Shares duly paid by the Company.

4.2. Over-Allotment Option.

4.2.1. On the basis of the representations, warranties and covenants herein and subject to the conditions herein, the Underwriters shall have the option to purchase the Option Shares from the Company (the “Over-Allotment Option”), in each case, at a price per share equal to the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Closing Shares but not payable on the Option Shares (the “Over-Allotment Option Purchase Price”);

4.2.2. upon an exercise of the Over-Allotment Option and subject to the terms and conditions herein, the Company agrees to issue and sell the Option Shares to the Underwriter;

4.2.3. The Underwriters may exercise the Over-Allotment Option at any time in whole, or from time to time in part, on or before the thirtieth (30th) Calendar Day following the date of the Final Prospectus, by written notice from the Underwriters to the Company (the “Over-Allotment Exercise Notice”). The Underwriters must give the Over-Allotment Exercise Notice to the Company at least one (1) Business Day prior to the Closing Date or the applicable Additional Closing Date, as the case may be. The Underwriters may cancel any exercise of the Over-Allotment Option at any time prior to the Closing Date or the applicable Additional Closing Date, as the case may be, by giving written notice of such cancellation to the Company.

4.2.4. The Over-Allotment Exercise Notice shall set forth each of the following:

4.2.4.1 the aggregate number of Option Shares as to which the Over-Allotment Option is being exercised.

4.2.4.2 the Over-Allotment Option Purchase Price.

4.2.4.3 the names and denominations in which the Option Shares are to be registered.

4.2.4.4 the applicable Additional Closing Date, which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth (10th) full Business Day after the date of the Over-Allotment Exercise Notice.

4.2.5. Payment for the Option Shares (the “Option Shares Payment”) shall be made by wire transfer in immediately available funds to the accounts specified by the Company to the Underwriters at the offices of ArentFox Schiff LLP at 10:00 a.m. ET on the date specified in the corresponding Over-Allotment Exercise Notice, or at such other place on the same or such other date and time, not later than the fifth (5th) Business Day thereafter, as the Underwriters and the Company may agree upon in writing (an “Additional Closing Date”). The Option Shares Payment shall be made against delivery to the Underwriters for the respective accounts of the Underwriters of the Option Shares to be purchased on any Additional Closing Date, with any transfer taxes, stamp duties and other similar taxes payable in connection with the sale of the Option Shares duly paid by the Company. Delivery of the Option Shares shall be made through the facilities of DTC unless the Underwriters shall otherwise instruct.

4.3. As additional compensation for the Underwriters’ services, the Company shall issue to the Underwriters or its designees at the closing of the Underwriters’ Warrant to purchase that number of the Company’s shares of Common Stock equal to five percent (5.0%) of the aggregate number of the Shares. The Underwriters’ Warrants will be exercisable at any time and from time to time, in whole or in part, during the period commencing six (6) months after the commencement of sales in this offering and ending five (5) years after commencement of sales in this offering, at a price per share equal to 100.0% of the Public Offering Price per share. Each of the Underwriters understands and agrees that there are restrictions pursuant to FINRA Rule 5110 against transferring the Underwriters’ Warrants and the Warrant Shares during the 180-Calendar Day period after the commencement of sales of the offering and by its acceptance thereof shall agree that it and its respective designees, if any, will not, sell, transfer, assign, pledge or hypothecate the Warrants and Warrant Shares, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of 180 Calendar Days following the commencement of sales of the public offering to anyone other than (A) the Underwriters or a selected dealer in connection with the offering, or (B) a bona fide officer or partner of the Underwriters or of any such Underwriters or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions. Delivery of the executed Underwriters’ Warrants shall be made on the Closing Date and the Underwriters’ Warrants shall be issued in the name or names and in such authorized denominations as the Underwriters may request.

4.4. Public Offering. The Company understands that the Underwriters intends to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Shares on the terms set forth in the Final Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any Affiliate of the Underwriters.

5.	Covenants of the Company. The Company hereby covenants and agrees with the Underwriters as follows:

5.1. Filings with the Commission. The Company will:

5.1.1. prepare and file the Final Prospectus (in a form approved by the Underwriters and containing the Rule 430A Information) with the Commission in accordance with and within the time periods specified by Rules 424(b) and 430A under the Securities Act.

5.1.2. file any Issuer Free Writing Prospectus with the Commission to the extent required by Rule 433 under the Securities Act.

5.1.3. file with the Commission such reports as may be required by Rule 463 under the Securities Act.

5.2. Notice to the Underwriter. The Company will advise the Underwriters promptly, and confirm such advice in writing:

5.2.1. when the Registration Statement has become effective.

5.2.2. when the Final Prospectus has been filed with the Commission.

5.2.3. when any amendment to the Registration Statement has been filed or becomes effective.

5.2.4. when any Rule 462(b) Registration Statement has been filed with the Commission.

5.2.5. when any supplement to the Final Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any amendment to the Final Prospectus has been filed or distributed.

5.2.6. of (x) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, (y) the receipt of any comments from the Commission relating to the Registration Statement or (z) any other request by the Commission for any additional information, including, but not limited to, any request for information concerning any Testing-the-Waters Communication.

5.2.7. of (x) the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or (y) the initiation or, to the knowledge of the Company, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act.

5.2.8. of the occurrence of any event or development within the Prospectus Delivery Period as a result of which, the Final Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any such Written Testing-the-Waters Communication is delivered to a purchaser, not misleading.

5.2.9. of the issuance by any governmental or regulatory authority or any order preventing or suspending the use of any of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication or the initiation or threatening for that purpose.

5.2.10. of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose.

5.3. Ongoing Compliance.

5.3.1. If during the Prospectus Delivery Period:

5.3.1.1 any event or development shall occur or condition shall exist as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, not misleading, the Company will, as soon as reasonably possible, notify the Underwriters thereof and forthwith prepare and, subject to Section 5.4 hereof, file with the Commission and furnish, at its own expense, to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Final Prospectus as may be necessary so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, be misleading; or

5.3.1.2 it is necessary to amend or supplement the Final Prospectus to comply with applicable law, the Company will, as soon as reasonably possible, notify the Underwriters thereof and forthwith prepare and, subject to Section 5.4 hereof, file with the Commission and furnish, at its own expense, to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Final Prospectus as may be necessary so that the Final Prospectus will comply with applicable law; and

5.3.2. if at any time prior to the Closing Date or any Additional Closing Date, as the case may be:

5.3.2.1 any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 5.4 hereof, file with the Commission (to the extent required) and furnish, at its own expense, to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading; or

5.3.2.2 it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 5.4 hereof, file with the Commission (to the extent required) and furnish, at its own expense, to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the Pricing Disclosure Package will comply with applicable law.

5.4. Amendments, Supplements and Issuer Free Writing Prospectuses. Before (i) using, authorizing, approving, referring to, distributing or filing any Issuer Free Writing Prospectus, (ii) filing (x) any Rule 462(b) Registration Statement or (y) any amendment or supplement to the Registration Statement or the Final Prospectus, or (iii) distributing any amendment or supplement to the Pricing Disclosure Package or the Final Prospectus, the Company will furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, Rule 462(b) Registration Statement or other amendment or supplement for review and will not use, authorize, refer to, distribute or file any such Issuer Free Writing Prospectus or Rule 462(b) Registration Statement, or file or distribute any such proposed amendment or supplement (A) to which the Underwriters object in a timely manner and (B) which is not in compliance with the Securities Act. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.5. Delivery of Copies. The Company will, upon request of the Underwriter, deliver, without charge, (i) to the Underwriter, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case, including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits and consents) and (B) during the Prospectus Delivery Period, as many copies of the Final Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Underwriters may reasonably request.

5.6. Blue Sky Compliance. The Company will use its best efforts, with the Underwriters’ cooperation, if necessary, to qualify or register (or to obtain exemptions from qualifying or registering) the Shares and the Warrant Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will use its reasonable best efforts, with the Underwriters’ cooperation, if necessary, to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares and the Warrant Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

5.7. Earning Statement. The Company will make generally available to its security holders and the Underwriters as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act covering a period of at least 12 months beginning after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement; provided that the Company will be deemed to have furnished such statement to its security holders and the Underwriters to the extent it is filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

5.8. Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

5.9. Clear Market.

5.9.1. For a period of six (6) months after the Closing Date (the “Standstill Period”), the Company will not (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or any such other securities, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriters.

5.9.2. The restrictions contained in Section 5.9.1 hereof shall not apply to: (A) the Shares, (B) any shares of Common Stock issued under Company Common Stock Incentive Plans or warrants issued by the Company, in each case, described as outstanding in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (C) any options and other awards granted under a Company Common Stock Incentive Plan as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit any registration statement in connection therewith to be filed publicly or declared effective during the Standstill Period, (D) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to a Company Common Stock Incentive Plan and (E) shares of Common Stock or other securities issued pursuant to acquisitions or strategic transactions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise) approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; provided, however, that any such shares of Common Stock or other securities issued or granted pursuant to clauses (B), (C) and (E) during the Standstill Period shall not be saleable in the public market until the expiration of the Standstill Period.

5.9.3. If the Underwriter, in its sole discretion, agrees to release or waive the restrictions set forth in any Lock-Up Agreement as described in Section 8.9 and provides the Company with notice of the impending release or waiver substantially in the form of Exhibit 5.9.3.1 hereto at least three (3) Business Days before the effective date of the release or waiver, then the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit 5.9.3.2 hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

5.9.4. Notwithstanding the foregoing, this Section 5.9 shall not apply to an Exempt Issuance.

5.10. No Stabilization or Manipulation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Underwriter, as to which no covenant is given) will take, directly or indirectly, any action designed to or that constitutes or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Common Stock on the Exchange in accordance with Regulation M.

5.11. Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from the sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an “investment company” (as defined in the Investment Company Act) under the Investment Company Act.

5.12. Transfer Agent. For the period of two years from the date of this Agreement, the Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

5.13. Report. For the period of two years from the date of this Agreement, the Company will furnish to the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Common Stock, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Underwriters to the extent they are filed on the EDGAR.

5.14. Right of First Refusal. The Company agrees that, if, for the period ending eighteen (18) months after the commencement of sales in the offering, the Company or any of its subsidiaries: (a) decides to finance or refinance any indebtedness, the Underwriters (or any affiliate designated by the Underwriter) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, the Underwriters shall have the right to act as lead or joint book-running managers, underwriters or placement agents for such financing. If the Underwriters decide to accept any such engagement, the agreement governing such engagement (each, a “Subsequent Transaction Agreement”) will contain, among other things, provisions for customary fees for transactions of similar size and nature. Notwithstanding the foregoing, the decision to accept the Company’s engagement under this Section 5.14 shall be made by the Underwriters, by a written notice to the Company, within ten (10) Calendar Days of the receipt of the Company’s notification of its financing needs, including a term sheet. The Underwriters’ determination of whether in any case to exercise its right of first refusal will be strictly limited to the terms on such term sheet, and any waiver of such right of first refusal shall apply only to such specific terms. If the Underwriters waive their right of first refusal, any deviation from such terms (including without limitation after the launch of a subsequent transaction) shall void the waiver and require the Company to seek a new waiver from the right of first refusal on the terms set forth in this Section 5.14.

6.	Covenants of the Underwriter. The Underwriters hereby covenant and agree with the Company as follows:

6.1. Underwriter Free Writing Prospectus. The Underwriters have not used, authorized the use of, referred to or participated in the planning for use of, and will not use, authorize the use of, refer to or participate in the planning for use of, any Free Writing Prospectus (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a Free Writing Prospectus that contains no “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act (“Issuer Information”) that was not included in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed in Schedule 2.5.4 hereto or prepared pursuant to Section 2.5.4 or Section 5.4 hereof (including any electronic road show), or (iii) any Free Writing Prospectus prepared by the Underwriters and approved by the Company in advance in writing.

6.2. Section 8A Proceedings. The Underwriters are not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Shares and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period.

7.	Payment of Expenses.

7.1. Company Expenses. The Company hereby agrees to pay on the Closing Date all expenses incident to the performance of the obligations of the Company under this Agreement including, but not limited to: (a) all filing fees and expenses relating to the registration of the Shares with the Commission; (b) all filing fees and expenses associated with the review of the offering of the Shares by FINRA; (c) all fees and expenses relating to the listing of the Shares on the Exchange (to the extent relevant) or on such other stock exchanges as the Company and the Underwriters together determine; (d) all fees, expenses and disbursements relating to the registration or qualification of the Shares under the “blue sky” securities laws of such states and other jurisdictions as the Underwriters may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be Underwriters’ counsel) unless such filings are not required in connection with the Company’s proposed Exchange listing; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as the Underwriters may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents, the Registration Statement, Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication and all amendments, supplements and exhibits thereto as the Underwriters may reasonably deem necessary; (g) the costs of preparing, printing and delivering certificates representing the Shares; (h) fees and expenses of the transfer agent for the Shares; (i) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (j) the fees and expenses of the Company’s accountants; (k) reasonable legal fees and disbursements for the Underwriters’ counsel; (l) all third-party due diligence fees, and (m) expenses relating “road show” for the offering. The total amount payable by the Company pursuant to (k), (l) and (m) to the Underwriters shall not exceed $175,000. The Underwriters may deduct from the net proceeds of the offering payable to the Company on the Closing Date the expenses set forth herein to be paid by the Company to the Underwriter. The Company has paid $[●] to the Underwriters as an advance to be applied towards out-of-pocket expenses (the “Advance”). Any portion of the Advance shall be returned back to the Company to the extent not actually incurred except as provided for in this Agreement, the Underwriters shall bear the costs and expenses incurred by them in connection with the sale of the Shares and the transactions contemplated thereby.

7.2. Non-accountable Expenses. On the Closing Date, the Company shall pay to the Underwriters, by deduction from the net proceeds of the offering a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by the Company from the sale of the Closing Shares, provided, however, that in the event that the offering is terminated, the Company agrees to reimburse the Underwriters pursuant to Section 12 hereof.

7.3. Underwriter Expenses. Except to the extent otherwise provided in this Section 7 or Section 9 hereof, the Underwriters will pay all of its own costs and expenses, including the fees and expenses of their counsel, any stock transfer taxes on resale of any of the Shares held by them, and any advertising expenses connected with any offers they may make.

7.4. Company Reimbursement. The provisions of this Section 7 shall not affect any agreement that the Company may make for the sharing of such costs and expenses.

8.	Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Closing Shares as provided herein on the Closing Date or the Option Shares as provided herein on any Additional Closing Date, as the case may be, shall be subject to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

8.1. Registration Compliance; No Stop Order.

8.1.1. The Registration Statement and any post-effective amendment thereto shall have become effective, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission.

8.1.2. The Company shall have filed the Final Prospectus and each Issuer Free Writing Prospectus with the Commission in accordance with and within the time periods prescribed by Section 5.1 hereof.

8.1.3. The Company shall have (A) disclosed to the Underwriters all requests by the Commission for additional information relating to the offer and sale of the Shares and (B) complied with such requests to the reasonable satisfaction of the Underwriters.

8.2. Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or any Additional Closing Date, as the case may be, and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be.

8.3. Auditor Comfort Letters. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, ZH CPA, LLC shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Pricing Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date or any Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two (2) Business Days prior to the Closing Date or such Additional Closing Date, as the case may be.

8.4. No Material Adverse Change. No event or condition of a type described in Section 2.12 hereof shall have occurred or shall exist, which event or condition is not described in each of the Pricing Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto), the effect of which in the judgment of the Underwriters make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or any Additional Closing Date, as the case may be, in the manner and on the terms contemplated by this Agreement, the Pricing Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto).

8.5. Opinion and Negative Assurance Letter of Counsel to the Company. U.S., local, and foreign Company Counsel shall have furnished to the Underwriters, at the request of the Company, their respective (i) written opinions, addressed to the Underwriters and dated the Closing Date or any Additional Closing Date, as the case may be, and, in the case for U.S. Company Counsel only, its (ii) negative assurance letter, addressed to the Underwriters and dated the Closing Date or any Additional Closing Date, as the case may be, in each case, in a form reasonably satisfactory to the Underwriters.

8.6. Officer’s Certificate. The Underwriters shall have received as of the Closing Date or any Additional Closing Date on the date of this Agreement, a certificate from the Company’s CEO or CFO in form and substance reasonably satisfactory to the Underwriter, containing statements and information confirming that the financial statements and certain financial information contained in the Registration Statement is consistent with the Company’s records and, to the best of their knowledge, does not contain any material misstatements or omissions and shall have received as of the Closing Date or any Additional Closing Date, as the case may be, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Underwriter, (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication and, to the knowledge of such officer, the representations set forth in Sections 2.1.2, 2.2, 2.3.1, 2.4.1, 2.5.1, 2.6 and 2.8, hereof are true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be; (ii) to the effect set forth in clause (i) of Section 2.10 and Section 8.1 hereof; and (iii) confirming that all of the other representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be, and that the Company has complied with all agreements and covenants and satisfied all other conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or any Additional Closing Date, as the case may be.

8.7. No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance, sale or delivery of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance, sale or delivery of the Shares.

8.8. Good Standing. The Underwriters shall have received on and as of the Closing Date and any Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in the state of Florida as of the date hereof, in writing from the appropriate governmental authorities of such jurisdiction.

8.9. Lock-Up Agreements. The Lock-Up Agreements substantially in the form of Exhibit 8.9 hereto executed by the officers and directors of the Company and shareholders that hold five percent (5.0%) or more of the shares of Common Stock issued and outstanding as of the date hereof relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date or any Additional Closing Date, as the case may be.

8.10. Underwriters’ Warrants. The Underwriters’ Warrants, substantially in the form of Exhibit 8.10 hereto, executed by the officers of the Company, delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date or any Additional Closing Date, as the case may be.

8.11. Exchange Listing. On the Closing Date or any Additional Closing Date, as the case may be, the Closing Shares and/or Option Shares shall have been approved for listing on the Exchange, subject to notice of issuance.

8.12. Indemnification Escrow. On the Closing Date, the Company will execute an escrow agreement (the “Escrow Agreement”) with [●], as escrow agent, pursuant to which $200,000 of the proceeds of the Offering (including any accrued interests thereof, if any, the “Escrow Funds”) will be deposited by the Company, in connection with the payments of the Company’s indemnification obligations pursuant to Section 9 hereof. The Escrow Funds that are not subject to an indemnification claim will be returned to the Company on the 24 month anniversary of the Closing Date, in accordance with the terms of the Escrow Agreement. The Company shall pay the reasonable fees and expenses of the escrow agent

8.13. Additional Documents. On or prior to the Closing Date or any Additional Closing Date, as the case may be, the Underwriters and their counsel shall have received such information, certificates and other additional documents from the Company as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the covenants, closing conditions or other obligations, contained in this Agreement.

All opinions, letters, certificates and other documents delivered pursuant to this Agreement will be deemed to be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to counsel for the Underwriters.

If any condition specified in this Section 8 is not satisfied when and as required to be satisfied, this Agreement and all obligations of the Underwriters hereunder may be terminated by the Underwriters by notice to the Company at any time on or prior to the Closing Date or any Additional Closing Date, as the case may be, which termination shall be without liability on the part of any party to any other party, except that the Company shall continue to be liable for the payment of expenses under Section 7 and Section 12 hereof and except that the provisions of Section 9 and Section 10 hereof shall at all times be effective and shall survive any such termination.

9.	Indemnification.

9.1. Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless the Underwriters, its Affiliates, directors, officers, employees and agents and each person, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, all reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), the Final Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Information, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any Road Show, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information. The indemnity agreement set forth in this Section 9.1 shall be in addition to any liabilities that the Company may otherwise have. The Company agrees to advance, or at the option of the Underwriters, its Affiliates, directors, officers, employees and agents, reimburse, each Underwriter, its Affiliates, directors, officers, employees and agents for all expenses as they are incurred in connection with such person’s enforcement of his, her or its rights under this Agreement.

9.2. Indemnification of the Company by the Underwriters. The Underwriters agree to indemnify and hold harmless the Company, its directors, each officer who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, all reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to the same extent as the indemnity set forth in Section 9.1 hereof; provided, however, that the Underwriters shall be liable only to the extent that any untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement (or any amendment or supplement thereto), any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), the Final Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Information, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any Road Show in reliance upon, and in conformity with, the Underwriter Information. The indemnity agreement set forth in this Section 9 shall be in addition to any liabilities that the Underwriters may otherwise have.

9.3. Notifications and Other Indemnification Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to any of the preceding subsections of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under any of the preceding subsections of this Section 9 except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under any of the preceding subsections of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for (i) the Underwriters, their respective Affiliates, directors, officers, employees and agents and each person, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Underwriters; and (ii) the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Company.

9.4. Settlements. The Indemnifying Person under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, which consent may not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for any reasonably incurred and documented fees and expenses of counsel as contemplated by this Section 9, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than forty-five (45) Calendar Days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request, or shall not have disputed in good faith the Indemnified Person’s entitlement to such reimbursement, prior to the date of such settlement and (iii) such Indemnified Person shall have given the Indemnifying Person at least forty-five (45) Calendar Days’ prior notice of its intention to settle. No Indemnifying Person shall, without the prior written consent of the Indemnified Person effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Person, unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from and against all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any Indemnified Person.

10.	Contribution.

10.1. To the extent the indemnification provided for in Section 9 hereof is unavailable to or insufficient to hold harmless an Indemnified Person in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the aggregate amount paid or payable by such Indemnified Person, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth in the table on the cover of the Final Prospectus bear to the aggregate initial offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

10.2. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9 hereof, all reasonable legal or other fees or expenses incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9 hereof for purposes of indemnification.

10.3. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 was determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

10.4. Notwithstanding the provisions of this Section 10, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Underwriters in connection with the Shares distributed by it exceeds the amount of any damages the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10.5. For purposes of this Section 10, each director, officer, employee and agent of the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters, and each director and officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

10.6. The remedies provided for in Section 9 and Section 10 hereof are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

11.	Termination.

11.1. Prior to the delivery of and payment for the Shares on the Closing Date or any Additional Closing Date, as the case may be, this Agreement may be terminated by the Underwriters in the absolute discretion of the Underwriters by notice given to the Company if after the execution and delivery of this Agreement: (i) trading or quotation of any securities issued or guaranteed by the Company shall have been suspended or materially limited on any securities exchange, quotation system or in the over-the-counter market; (ii) trading in securities generally on either the New York Stock Exchange or the Nasdaq Stock Market LLC shall have been suspended or materially limited; (iii) a general banking moratorium on commercial banking activities shall have been declared by federal or New York state authorities; (iv) there shall have occurred a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (v) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in general economic, financial or political conditions in the United States or internationally, as in the judgment of the Underwriters is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or any Additional Closing Date, as the case may be, in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (vi) the Company or any of its subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriters may interfere materially with the conduct of the business and operations of the Company and its subsidiaries, considered as one entity, regardless of whether or not such loss shall have been insured.

11.2. Any termination pursuant to this Section 11 shall be without liability on the part of: (x) the Company to the Underwriter, except that the Company shall continue to be liable for the payment of expenses under Section 7; (y) the Underwriters to the Company; or (z) any party hereto to any other party except that the provisions of Section 9, Section 10 and this Section 11 hereof shall at all times be effective and shall survive any such termination.

12.	Reimbursement of the Underwriters’ Expenses. If (a) the Company fails to deliver the Shares to the Underwriters for any reason at the Closing Date or any Additional Closing Date, as the case may be, in accordance with this Agreement or (b) the Underwriters declines to purchase the Shares for any reason permitted under this Agreement, then the Company agrees to reimburse the Underwriters for all reasonable out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of counsel to the Underwriter) incurred by the Underwriters in connection with this Agreement and the applicable offering contemplated hereby, which amount shall not exceed $100,000.

13.	Representations and Indemnities to Survive Delivery. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the Underwriters set forth in or made pursuant to this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or any of their respective officers or directors or any controlling person, as the case may be, and shall survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

14.	Defaulting Underwriters.

14.1. If, on the Closing Date or any Additional Closing Date, as the case may be, any Underwriters default on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 48 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, [then the Company shall be entitled to a further period of 48 hours within which to arrange for other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.] If, pursuant to the preceding two sentences, other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or any Additional Closing Date, as the case may be, for up to seven (7) Business Days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, Pricing Disclosure Package, the Final Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, Pricing Disclosure Package or the Final Prospectus necessary to effect any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 4.1.2 hereto that, pursuant to this Section 14.1, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

14.2. If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters as provided in Section 14.1 hereof, the aggregate number of such Shares that remains unpurchased on the Closing Date or any Additional Closing Date, as the case may be, does not exceed 10% of the aggregate number of all the Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase hereunder on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase on such date pursuant to this Agreement be increased pursuant to this Section (a) by an amount in excess of 10% without the written consent of such Underwriter.

14.3. If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters as provided in Section 14.1 hereof, the aggregate number of such Shares that remains unpurchased on the Closing Date or any Additional Closing Date, as the case may be, exceeds 10% of the aggregate of all the Shares to be purchased on such date, or if the Company shall not exercise the right described in Section 14.2 hereof, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on such Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 14.3 shall be without liability on the part of the Company, except that the Company shall continue to be liable for the payment of expenses under Section 7 and Section 12 hereof and except that the provisions of Section 9 and Section 10 hereof shall at all times be effective and shall survive any such termination.

14.4. Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

15.	Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered by hand (with written confirmation of receipt), (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (iii) on the date sent by facsimile (with confirmation of transmission) or email of a PDF document if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (iv) on the third (3rd) Calendar Day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid). Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 15):

If to the Underwriter:	Kingswood Capital Partners, LLC
7280 W. Palmetto Park Road, Suite
Boca Raton, FL 33433
Email: [●]
Attention: [●]

with a copy to:	ArentFox Schiff LLP
1717 K Street, NW
	Email:	cavas.pavri@afslaw.com
	Attention:	Cavas Pavri

If to the Company:	QDM International Inc.
Room 1030B, 10/F, Ocean Centre
Harbour City, 5 Canton Road
Tsim Sha Tsui, Hong Kong
	Email:	zhenghuihe999@163.com
	Attention:	Huihe Zheng

with copy to:	Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, New York 10105
	Email:	wwang@egsllp.com
	Attention:	Wei Wang

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others in accordance with this Section 15.

16.	Successors. This Agreement shall inure solely to the benefit of and be binding upon the Underwriter, the Company and the other indemnified parties referred to in Section 9 and Section 10 hereof, and in each case their respective successors. Nothing in this Agreement is intended, or shall be construed, to give any other person or entity any legal or equitable right, benefit, remedy or claim under, or in respect of or by virtue of, this Agreement or any provision contained herein. The term “successors,” as used herein, shall not include any purchaser of the Shares from the Underwriters merely by reason of such purchase.

17.	Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18.	Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, whether sounding in contract, tort or statute, shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state (including its statute of limitations), without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

19.	Consent to Jurisdiction. No legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (each, a “Related Proceeding”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts (collectively, the “Specified Courts”) shall have jurisdiction over the adjudication of any Related Proceeding, and the parties to this Agreement hereby irrevocably consent to the exclusive jurisdiction the Specified Courts and personal service of process with respect thereto. The parties to this Agreement hereby irrevocably waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

20.	Equitable Remedies. Each party to this Agreement acknowledges and agrees that (a) a breach or threatened breach by the Company of any of its obligations under Section 5.9 or Section 5.14 would give rise to irreparable harm to the Underwriters for which monetary damages would not be an adequate remedy and (b) if a breach or a threatened breach by the Company of any such obligations occurs, the Underwriters will, in addition to any and all other rights and remedies that may be available to such party at law, at equity, or otherwise in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance of the terms of Section 5.9 or Section 5.14 and any other relief that may be available from a court of competent jurisdiction, without any requirement to (i) post a bond or other security, or (ii) prove actual damages or that monetary damages will not afford an adequate remedy. Each party to this Agreement agrees that such party shall not oppose or otherwise challenge the existence of irreparable harm, the appropriateness of equitable relief or the entry of a court of competent jurisdiction of an order granting equitable relief, in either case, consistent with the terms of this Section 20.

21.	Waiver of Jury Trial. The parties to this Agreement hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Related Proceeding.

22.	No Fiduciary Relationship. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriters are and have been acting solely as principals and are not the agents or fiduciaries of the Company or its Affiliates, shareholders, members, partners, creditors or employees or any other party; (iii) the Underwriters have not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and the Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice in any jurisdiction with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Company waives and releases, to the full extent permitted by applicable law, any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares or any matters leading up to the offering of the Shares.

23.	Compliance with the USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

24.	Entire Agreement. This Agreement represents the entire agreement among the Company and the Underwriters and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the preparation of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, each Preliminary Prospectus, each Issuer Free Writing Prospectus, each Testing-the-Waters Communication and each Road Show, the purchase and sale of the Shares and the conduct of the offering contemplated hereby. Notwithstanding anything herein to the contrary, the Engagement Agreement, dated June 6, 2025 (“Engagement Agreement”), by and between the Company, the Representative and Axiom Capital Management, Inc., shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Representative or Axiom Capital Management, Inc. in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail.

25.	Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all the parties hereto. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after the waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise of any other right, remedy, power or privilege.

26.	Section Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

27.	Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

28.	Recognition of the U.S. Special Resolution Regimes.

28.1. In the event that either of Underwriters is a Covered Entity (as defined below) and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriters of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime (as defined below) if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

28.2. In the event that the Underwriters are a Covered Entity or a BHC Act Affiliate (as defined below) of the Underwriters become subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against the Underwriters is permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

28.3. As used in this section:

28.3.1. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

28.3.2. “Covered Entity” means any of the following:

28.3.2.1 a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

28.3.2.2 a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

28.3.2.3 a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

28.3.3. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

28.3.4. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[QDM Underwriting Agreement Signature Page Follows]

[QDM Underwriting Agreement Signature Page]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

QDM INTERNATIONAL INC.

By:
Name:	Huihe Zheng
Title:	Chief Executive Officer

Confirmed and accepted as of the date first above written:

Kingswood Capital Partners, LLC

By:
Name:
Title:

SCHEDULE 1.16

Pricing Disclosure Package

Number of Closing Shares:		[●	]
Number of Underwriter Warrants		[●	]
Number of Option Shares:		[●	]

Public Offering Price per Common Share:	$	[●	]
Exercise Price per Underwriter Warrant:

Underwriting Discount per Share of Common Stock:	$	[●	]
Non-accountable expense allowance per Share of Common Stock:	$	[●	]
Purchase Price per Option Share:	$	[●	]

SCHEDULE 2.5.4

Free Writing Prospectuses

SCHEDULE 2.43

Principal Subsidiaries

Principal Subsidiaries	Place of Incorporation
QDM Holdings Limited	British Virgin Islands
Lutter Global Limited	British Virgin Islands
QDM Group Limited	Hong Kong
Hong Kong Yee Tah Insurance Broker Limited	Hong Kong

SCHEDULE 4.1.2

Closing Securities

Underwriter	Number of Closing Shares to Be Purchased	Number of Option Shares to Be Purchased if the Maximum Over- Allotment Option Is Exercised
Kingswood Capital Partners, LLC	[●]	[●]
Axiom Capital Management, Inc.	[●]	[●]
Total:	[●]	[●]

EXHIBIT 5.9.3.1

Form of Lock-Up Waiver

[●], 2025

[Waiver Recipient Name and Address]

Re: Lock-Up Agreement Waiver

Ladies and Gentlemen:

[Pursuant to Section 8.9 of the Underwriting Agreement, dated [●], 2025 (the “Underwriting Agreement”), among QDM International Inc., a Florida corporation (the “Company”), and Kingswood Capital Partners, LLC (“Kingswood”), as representative of the underwriters (the “Underwriters”), and the Lock-Up Agreement, dated [●], 2025 (the “Lock-Up Agreement”), between you and the Underwriters relating to the Company’s shares of Common Stock, $0.0001 par value per share (the “Share”), the Underwriters hereby give their consent to allow you to sell up to [●] Share [solely from and including [DATE] to and including [DATE]].]

[Pursuant to Section 5.9 of the Underwriting Agreement, the Underwriters hereby give their consent to allow the Company to issue and sell up to [●] Shares pursuant to an offering of the Shares to commence prior to the expiration of the Lock-Up Period as defined in the Underwriting Agreement[, provided that such offering closes on or prior to [●]].]

KINGSWOOD CAPITAL PARTNERS, LLC

By:
Name:
Title:

EXHIBIT 5.9.3.2

Form of Lock-Up Waiver Press Release

QDM International Inc.

[Date]

QDM International Inc., a Florida corporation (the “Company”) announced today that Kingswood Capital Partners, LLC, acting as representative of the underwriters in the Company’s recent public offering of the Company’s Shares), is [waiving] [releasing] a lock-up restriction with respect to the Company’s shares of Common Stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [Date], and the Shares may be sold on or after such date.

This press release is not an offer to sell or a solicitation of an offer to buy the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

EXHIBIT 8.9

Form of Lock-Up Agreement

[●], 2025

Kingswood Capital Partners, LLC

7280 W. Palmetto Park Road, Suite

Boca Raton, FL 33433

Ladies and Gentlemen:

The undersigned understands that Kingswood Capital Partners, LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with QDM International Inc., a Florida corporation (the “Company”), providing for the public offering (the “Public Offering”) of shares of common stock, $0.0001 par value per share (“Common Stock”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Underwriting Agreement.

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby irrevocably agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period commencing on the date hereof and ending six (6) months after the Closing Date (as defined in the Underwriting Agreement) (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, whether now owned or hereafter acquired by the undersigned (or any Affiliate of the undersigned) or with respect to which the undersigned (or any Affiliate of the undersigned) has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities (this lock-up agreement, the “Agreement”).

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Underwriter in connection with any of the following:

1.	transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 13 or 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions.

2.	transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of the Agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin), provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of the Agreement for the balance of the Lock-Up Period.

3.	transfers of Lock-Up Securities to a charity or educational institution.

4.	if the undersigned is a corporation, partnership, limited liability company or other business entity, (i) any transfers of Lock-Up Securities to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (ii) distributions of Lock-Up Securities to members, partners, shareholders, subsidiaries or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or to an investment fund or other entity that controls or manages, is controlled by, or is under common control with the undersigned;

5.	if the undersigned is a trust, to a trustee or beneficiary of the trust;

provided that in the case of any transfer pursuant to the foregoing clauses (2), (3),(4), or (5) (i), any such transfer shall not involve a disposition for value, (ii), each transferee shall sign and deliver to the Underwriter a lock-up agreement substantially in the form of the Agreement and (iii) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this Agreement.

6.	the receipt by the undersigned from the Company of Common Stock upon the vesting of restricted stock awards or units or upon the exercise of options to purchase the shares of Common Stock issued under an equity incentive plan of the Company or an employment arrangement (the “Plan Shares”) or the transfer or withholding of Common Stock or any securities convertible into Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise provided that if the undersigned is required to file a report under Section 13 or Section 16(a)-(b) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such schedule or report to the effect that the purpose of such transfer was to cover tax withholding obligations of the undersigned in connection with such vesting or exercise and, provided further that the Plan Shares shall be subject to the terms of the Agreement.

7.	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such public announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period.

8.	the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of the Agreement for the balance of the Lock-Up Period, and provided further that any filing under Section 13 or 16 of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law; and provided further that competent legal counsel for the Company shall have first advised that such transfer is a mandatory and not voluntary transfer.

9.	the transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control (as defined below) of the Company after the closing of the public offering and approved by the Company’s board of directors; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in the Agreement. For purposes of clause (i) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the Agreement.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any Common Stock that the undersigned may purchase in the Public Offering; (ii) the Underwriter agrees that, at least three (3) Business Days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Underwriter will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) Business Days before the effective date of the release or waiver. Any release or waiver granted by the Underwriter hereunder to any such officer or director shall only be effective two (2) Business Days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in the Agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

No provision in the Agreement shall be deemed to restrict or prohibit (i) the adoption of an equity incentive plan and the grant of options and/or restricted stock grants thereunder, and the filing of a registration statement on Form S-8; provided, however, that any sales by the undersigned shall be subject to the terms of the Agreement, (ii) the issuance of Common Stock in connection with an acquisition or a strategic relationship which may include the sale of equity securities; and (iii) the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Common Stock, as applicable; provided that none of such Common Stock shall be saleable in the public market until the expiration of the Lock-Up Period.

The undersigned understands that the Company and the Underwriter are relying upon the Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that the Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any of other person or entity.

The undersigned understands that, if the Underwriting Agreement is not executed by [●], 2025, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, then the Agreement shall be void and of no further force or effect and the undersigned shall be released from all obligations under the Agreement.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. The Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

[QDM Lock-Up Agreement Signature Page Follows]

[QDM Lock-Up Agreement Signature Page]

The undersigned has read and agrees to be bound by the terms of the Agreement dated as of [●], 2025.

Very truly yours,

(Signature)
Name:

Address:

Email:

EXHIBIT 8.10

Form of Underwriters’ Warrant